FORM OF RETENTION AGREEMENT ENTERED INTO
BETWEEN THE REGISTRANT AND CERTAIN
EXECUTIVE OFFICERS


RESTRICTED & CONFIDENTIAL                            INTERNAL USE ONLY
SOMATOGEN, INC.

                             RETENTION AGREEMENT


         This RETENTION AGREEMENT is entered into as of (Date), between Somatogen, Inc., a Delaware corporation (the "Corporation"), and (Officer).

                                     RECITAL

         Officer serves as the Corporation's (Officer's Title), and the Corporation and the Officer desire to set forth herein the terms and conditions of his/her compensation in the event of the termination of his/her employment, following a Change in Control, or Change of Management (as defined herein). In the event of a Change in Control, or Change of Management, the Officer and other key employees may be more vulnerable to dismissal without regard to quality of their service. Because such key employees are in a unique position to affect the acquisition effort by another party and are vulnerable in the event of a Change of Management, the Board of Directors of the Corporation (the "Board") believes that it is in the best interests of the Corporation and its stockholders to enter into Agreements such as this one in order to ensure fair treatment of such key employees and to reduce the distractions and other adverse effects upon such employees' performance which are inherent in such an acquisition, change in control, or change of management.

                                 AGREEMENT

         The parties hereto agree as follows:

         1. Term. If a Change in Control or Change of Management (as defined below) has not occurred, this Agreement shall expire two years from the date hereof. This Agreement may be renewed by written agreement of the parties for successive one-year periods. If a Termination Following a Change in Control or Change of Management occurs during the term of this Agreement, this Agreement shall continue in full force and effect and shall not terminate until the Officer shall have received the severance compensation provided hereunder.

         2. Termination Following a Change in Control or Change of Management. In the event of a Termination Following a Change in Control or Change of Management (as defined below), the Officer shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), any benefits then due under any plans of Corporation in which Officer is a participant, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his/her duties, all to the date of termination ("Accrued Compensation"). The Officer shall also be entitled to the severance compensation described in Section 3.

"Termination Following a Change in Control or Change of Management" shall mean a termination by the Officer for Good Reason (as defined below) of Officer's employment with Corporation within one year after the occurrence of a Change in Control or Change of Management (as defined below) or a termination by Corporation of Officer's employment by Corporation within one year after the occurrence of a Change in Control or Change of Management other than a termination by reason of death or disability (as defined below) or a Termination for Cause (as defined below).

         For purposes hereof, the following terms shall have the meanings set forth below.

         A "Change in Control" of the Corporation shall be deemed to have occurred if (i) any person (as such term is used in Sections 13(d) and 14(d) (2) of the Securities and Exchange Act of 1934 (the "Exchange Act"), other than the Corporation, is or becomes the beneficial owner (as defined in Rule 13D-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire capital stock), whether by means of a tender offer or exchange offer, Transaction or otherwise; or (ii) the Board or the stockholders of the Corporation approve a Transaction. A "Transaction" is: a) any consolidation or merger of the Corporation other than a merger solely to effect a reincorporation or a merger of the Corporation as to which stockholder approval is not required pursuant to Sections 251(f) or 253 of the Delaware General Corporation Law; or b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of 50% or more of the assets of the Corporation; or c) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation.

         A "Change of Management" shall be deemed to have occurred if the Company's current Chief Executive Officer ceases to serve as such, or a new Chief Executive Officer or Chief Operating Officer is appointed by the Board of Directors.

         "Disability" shall mean that the Officer, in the reasonable judgment of the Board, is incapable of performing the duties of his office by reason of illness or physical or mental disability, which condition has continued for a period of more than three (3) consecutive months.

         "Good Reason" shall include any of the following:

                  (i) the assignment to the Officer by the Corporation of duties inconsistent with, or a substantial alteration in the nature or status of, Officer's responsibilities; as in effect immediately prior to the Change in Control or Change of Management;

                  (ii) a reduction by Corporation in the Officer's salary or other benefits as in effect on the date of a Change in Control or Change of Management;

                  (iii) a relocation of Corporation's principal executive offices to a location outside Boulder County, Colorado, or Officer's relocation to any place other than said offices of Corporation, except for reasonably required travel by Officer on Corporation's business;

                  (iv) any material breach by the Corporation of any provision of this Agreement, if such material breach has not been cured within thirty (30) days following written notice by the Officer to the Corporation of such breach setting forth with specificity the nature of the breach; or

                  (v) any failure by Corporation to obtain the assumption of this Agreement by any successor or assign of Corporation.

         "Termination for Cause" shall mean termination of the Officer's employment by the Corporation by reason of the following: (i) Officer's willful dishonesty towards, fraud upon, crime against, deliberate or attempted injury or bad faith action with respect to the Corporation; or (ii) Officer's conviction for any felony crime (whether in connection with the Corporation's affairs or otherwise).

         3.       Severance Compensation.

                  a. Severance Payments. In the event of a Termination Upon a Change in Control or Change of Management, the Corporation and Officer hereby stipulate and agree that the Corporation shall pay to the Officer severance compensation in an aggregate amount equal to Officer's compensation (as defined below) for a period of twelve (12) months.

Such Compensation shall be computed with reference to the Compensation paid to the Officer for the last full calendar month coinciding with or immediately preceding the month in which the Change in Control or Change of Management occurred or the month in which the Officer's employment terminates, whichever amount is higher. "Compensation" of Officer means and includes all wages, salary, bonus and incentive compensation paid by the Corporation as consideration for the Officer's service that are includible in the gross income of the Officer for federal income tax purposes, (or are deferred by Officer's elections or contributed to any employee benefit plan on a pre-tax basis), but excluding any taxable income recognized upon the exercise of stock options or disposition of shares acquired upon the exercise of stock options. Compensation as to any month shall include: (i) one twelfth (1/12) of the amount of any bonus or other lump sum compensation entitled to the Officer during the subsequent twelve (12) months and all amounts accrued with respect to such month under any deferred compensation plan. All severance compensation shall be without prejudice to Officer's right to receive all Accrued Compensation (as defined in Section 2) earned and unpaid up to the time of termination. Severance compensation payments to the Officer shall, at the Company's option, be paid in a lump sum, or in equal semi-monthly installments for twelve (12) months following the termination. Severance compensation payments shall continue for the stipulated twelve (12) months without respect to the Officers employment status with any other organization or self employment.

                  b. Other Severance Provisions. In addition to the severance payments described above, the Corporation will either (I) reimburse the officer's COBRA premiums, or (ii) if permitted by the Corporation's health plan, continue in such plans at the Corporation's expense. If Officer's health insurance coverage included the Officer's dependents immediately prior to the Officer's termination, such dependents will also be covered at the Corporation's expense. Continuation coverage under this Section 3(b) shall continue for twelve
(12) months after the Officer's Termination Upon a Change in Control or Change of Management, provided, however, that such continuation of coverage shall end as of the date the Officer becomes covered under any other group health plan that is not maintained by the Corporation.

         4. Acceleration of Options. In the event of Termination, all stock options held by the Officer, shall become exercisable in full, even if the vesting conditions set forth therein have not been satisfied in full, and shall remain exercisable for a period of 90 days if the Termination occurs following a Change of Control in which the Company's stock exchanged for consideration consisting of 75% or more cash, or a period of two (2) years following any other Termination, or a period of twelve (12) months in the event of termination because of the Officer's disability.

         5. Other Benefits. Neither the provisions of this Agreement nor the severance compensation provided for hereunder shall reduce any amounts otherwise payable, or in any way diminish the Officer's rights as an employee of the Corporation, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus, stock purchase plan, or any employment agreement or other plan or arrangement.

         6. Employment Status. This Agreement does not constitute a contract of employment or impose on the Officer or the Corporation any obligation to retain the Officer as an employee, or to change the status of the Officer's employment. The Officer acknowledges that he or she is an "at-will" employee of the Company, and that the Company may terminate his or her employment at any time, with or without cause.

         7.       Miscellaneous.

                  a. Severability. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible.

                  b. Withholding. All compensation and benefits to the Officer hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

                  c. Arbitration. Except as provided in Section 3, the parties hereby submit all controversies, claims and matters of difference in any way related to this Agreement or the performance or breach of the whole or any part hereof to arbitration in Denver, Colorado, according to the rules and practices of the American Arbitration Association from time to time in force. If such rules and practices shall conflict with the Colorado Rules of Civil Procedure or any other provisions of the Colorado Rules of Civil Procedure or any other provisions of Colorado law then in force, such Colorado rules and provisions shall govern. Arbitration of any such controversy, claim or matter of difference shall be a condition precedent to any legal action thereon. This submission and agreement to arbitration shall be specifically enforceable. Awards shall be final and binding on all parties to the extent and in the manner provided by Colorado law. All awards may be filed by any party with the Clerk of the District Court in the County of Boulder, Colorado, and an appropriate judgment entered thereon and execution issued therefor. At the election of any party, said award may also be filed, and judgment entered thereon and execution issued therefor, with the clerk of one or more other courts, state or federal, having jurisdiction over the party against whom such an award is rendered or its property.

The arbitrators shall allocate the costs of the arbitration in such manner as they deem equitable, and may require the reimbursement of all or a portion of the reasonable legal fees incurred by the prevailing party in such arbitration proceeding, and any legal proceedings which are taken to enforce the arbitral award.

                  d. Entire Agreement; Modifications. This Agreement represents the entire agreement between the parties and may be amended modified, superseded or canceled, and any of the terms hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall not affect the right at a latter time to enforce the same. No waiver by any party of the breach of any provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or of any other term of this Agreement.

                  e. Applicable Law. This Agreement shall be construed under and governed by the laws of the State of Colorado.

                  f. Successors and Assigns. This agreement shall be binding upon, and shall issue to the benefit of, the Company's successors and assigns and the Executive's heirs and assigns.



         IN WITNESS WHEREOF, the parties have executed this Agreement as of ( Date ).



                                        SOMATOGEN, INC.



                                        By______________________________


                                        OFFICER:



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